CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
Diccicco Battista Communications	AR Capital, LLC
tdefazio@dbcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

American Realty Capital Trust III and American Realty Capital Properties
Announce the Closing of $875 Million Credit Facility in Anticipation of Completing Their Proposed Merger

Commitments from Wells Fargo, RBS Citizens, Regions Bank, Capital One and JP Morgan Chase

New York, New York, February 15, 2013 ˗ American Realty Capital Trust III, Inc. (“ARCT III” or the “Company”) and American Realty Capital Properties, Inc. (“ARCP”) announced today that ARCT III entered into a $875 million credit facility. Wells Fargo Bank, National Association will act as administrative agent, RBS Citizens, N.A. and Regions Bank will act as syndication agents, and Capital One, N.A. and JP Morgan Chase Bank, N.A. will participate as documentation agents. The credit facility provides financing to ARCT III which can be increased, through an additional commitment, to up to $1.0 billion. As contemplated by the companies’ merger agreement, ARCP would have access to this credit facility along with its current financing upon the close of the merger, giving the combined company access to up to $1.2 billion.

Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP commented, “Upon the anticipated close of the proposed merger, the combined company will have improved access to low-cost financing using this credit facility and that facility already put in place by ARCP. This financing will enable us to use low-cost, fixed rate borrowings, helping us continue to grow our business and to enhance our already attractive balance sheet.”

The $875 million credit facility includes a $525 million term loan facility and a $350 million revolving credit facility. Loans under the credit facility will be priced at their applicable rate plus 160 to 220 basis points, based upon ARCT III’s or ARCP’s current leverage. To the extent that ARCT III or, upon the successful consummation of the proposed merger, ARCP receives an investment grade credit rating from a major credit rating agency, borrowings under the facility will be priced at the applicable rate plus 115 to 200 basis points. ARCT III or ARCP will have the ability to make fixed rate borrowings under this facility as well.

Michael Weil, President and Chief Operating Officer of ARCT III added, “As we get closer to the potential close of our merger with ARCP, we are pleased that a number of major banks, including Wells Fargo, RBS Citizens, Regions Bank, Capital One and JP Morgan Chase have provided us this very substantial financial support. Upon the merger completion, financing arranged for ARCP will further enhance the combined company’s borrowing capabilities up to $1.2 billion. This is especially important in our real estate sector where both size and low cost capital combine to create competitive advantage.”

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Stock Market that qualified as a real estate investment trust for the year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on ARCP's website at www.americanrealtycapitalproperties.com.

About ARCT III

ARCT III is a publicly registered, non-traded real estate investment program that elected to qualify as a real estate investment trust for tax purposes with the taxable year ended December 31, 2011, focused on acquiring primarily free-standing single-tenant retail properties net leased to investment grade and other creditworthy tenants with long-term lease durations that contain non-cancelable lease terms of ten or more years. Additional information about ARCT III can be found on ARCT III's website at www.arct-3.com.

Additional Information and Where to Find It

In connection with the proposed merger, ARCP and ARCT III have filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on January 22, 2013 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of ARCP and ARCT III. These materials are not a substitute for the definitive proxy statement or the Registration Statement on Form S-4 (File No. 333- 185935) that ARCP filed with the SEC in connection with the proposed merger with ARCT III. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT ARCP, ARCT III AND THE PROPOSED MERGER.

Investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP's website at www.americanrealtycapitalproperties.com, and copies of the documents filed by ARCT III with the SEC are available on ARCT III's website at www.arct-3.com.

Participants in Solicitation

The Company, ARCP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and ARCP’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 24, 2012. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012 and its Current Report on Form 8-K filed with the SEC on October 16, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on January 22, 2013 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or ARCP, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's and ARCT III's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company's plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of ARCP and ARCT III to obtain the stockholder approvals required to consummate the proposed merger; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP's and ARCT III's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP and ARCT III disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contact Information

For more information about this announcement, please contact Tony DeFazio at 484-342-3600 or tdefazio@dbcworks.com.